CONTINENTAL CAPITAL ADVANCE INC.

PHONE: (888) 258-3505 FAX: (888) 592-7374

PAYMENT RIGHTS PURCHASE AND SALE AGREEMENT

This Purchase Agreement Rider is made and entered into as September 10, 2014 by and among Continental Capital Advance, Inc. (the "Company") and the undersigned merchant (the "Merchant") and the Owners of Merchant.

BORROWER	**Ken's Custom Upholstery Inc.**
LENDER	**Continental Capital Advance Inc.**
Disbursement Amount: *Amount of Loan Less Origination Fee*	**$ 38,755.00** *Note that the Disbursement Amount will be reduced by any amounts owed to Lender from prior loan or used to pay off an amount to a third party lender.*
Amount of Loan	**$ 40,000.00**
Total Repayment Amount *Amount of Loan Plus Interest*	**$ 56,800.00** *Total Payback of $ 56,800.00 with $40,000.00 in principle and $16,800.00 of interest.*
Payment Schedule	**110** Payments of **$516.36** due each business day beginning on the 1st business day after the loan disbursement amount is disbursed to you
Fees at Disbursement	Origination Fee: $ 1000.00

Merchant Name: KEN'S CUSTOM UPHOLSTERY INC.

Signature: Ken Kent

Date 09/10/2014

Merchant Initials

KK

CONTINENTAL CAPITAL ADVANCE INC.

PHONE: (888) 258-3505 FAX: (888) 592-7374

PURCHASE AGREEMENT

This Purchase Agreement (together with the Purchase Agreement Rider described below, the "Agreement") is made and entered into as September 10, 2014 by and among Continental Capital Advance, Inc. (the "Company") with its principal place of business at 1506 Sheepshead Bay Road, 3rd floor, Brooklyn, New York 11235 and the undersigned merchant (the "Merchant") and **Ken's Custom Upholstery Inc.** the owners of Merchant (whether shareholders, partners, members, sole proprietor or other equity holders) (collectively "Owners").

WHEREAS Company wishes to purchase, and Merchant wises to sell, a part or all of Merchant's accounts receivable, pursuant to the terms and conditions set forth herein

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1. Purchase and Sale of Future Receivables.

(a) The Company purchases from the Merchant, and the Merchant hereby sells, assigns and transfers to the Company, effective upon payment by the Company to the Merchant of the purchase price specified in the Purchase Agreement Rider executed concurrently with or after the date of this Agreement (the "Purchase Agreement Rider") (the "Purchase Price"), all of Merchant's interest in each of its future credit card receivables (the "Future Receivables") due to Merchant from its credit card processor (together with any successor, the "Processor"), until the collection amount specified in the Purchase Agreement Rider (the "Collection Amount") of Future Receivables has been received by the Company.

(b) Merchant (i) agrees to enter into an agreement with Processor acceptable to the Company to obtain credit and processing services (the "Processor Agreement") and (ii) hereby authorizes Processor, through the execution of Irrevocable Payment Instructions, to pay to the Company the cash attributable to the payment percentage specified in the Purchase Agreement Rider (the "Payment Percentage") in each of Merchant's Future Receivables rather than to the Merchant, concurrently with the payment of the remaining percentage (net of any fees due to the Processor or any other third parties) to the Merchant, until the Company receives cash payments equal to the Collection Amount; provided, however, that the Company is also authorized to initiate one or more ACH transactions against the Merchant's bank accounts to collect the Payment Percentage directly in lieu of payment from the Processor as authorized by the ACH authorization form attached hereto as Exhibit A; and provided further, that if the Company, in its reasonable judgment, deems that it is insecure at any time in the timely payment of the Collection Amount on the basis of the then current Payment Percentage, regardless of whether an Event of Default has occurred, Merchant agrees that the Company may increase the Payment Percentage from time to time to assure timely payment of the Collection Amount by instructing the Processor and the Merchant as to such increase. It is further understood and agreed that Company shall bear no liability to Merchant for the value of any merchant chargebacks, losses or sales returns even if Company has collected funds from Merchant.

(c) Merchant shall pay to Company a fee of Five Thousand dollars ($5,000.00) in the event that Merchant (i) uses multiple credit/debit/bank card processing terminals without the prior written consent of Company: or (ii) changes its credit/debit/bank card Processor without the prior written consent of Company. Such credit/debit/bank card Processor change fee (i) shall be due and payable to Company on demand; (ii) is not exclusive of, and is cumulative with, any other fee or amount paid or payable to Company by Merchant pursuant to this agreement; and (iii) shall not be construed as a waiver of any event of default here under or as otherwise operating to reduce or limit Company's rights or remedies provided for it under or at law or in equity. The parties expressly agree that the damages, which Company might reasonably anticipate to be sustained by Company, are difficult to ascertain and measure because of their indefiniteness or uncertainty and that the amount set forth above is a reasonable estimate of the damages that would probably be caused and shall be due regardless of proof of actual damages.

Merchant Initials

KK

CONTINENTAL CAPITAL ADVANCE INC.

PHONE: (888) 258-3505 FAX: (888) 592-7374

(d) Merchant represents that it has good and marketable title to the Future Receivables, free and clear of all liens and encumbrances, other than any security interest granted to the Processor and any financial institution ("Bank") pursuant to the Processor Agreement. Merchant shall be responsible to Processor and the Bank for all credit card transactions returned to Processor and Bank for any reason, and the Company shall not be obligated to return all or any portion of the Collection Amount received by the Company to any person or entity, including, without limitation, Processor or Bank.

2. **Representations and Warranties of Merchant and Owners.** Merchant and each Owner, jointly and severally, represent and warrant to the Company as follows: (a) all of the information provided by the Merchant and Owners to the Company pursuant to this Agreement and otherwise is true, correct and complete in all respects; (b) Merchant has full power and authority to enter into this Agreement and to perform the transactions contemplated hereby; (c) if an entity, (i) Merchant is duly incorporated/formed/organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation/formation/organization, and (ii) Merchant has full corporate/partnership/limited liability company power and authority to enter into this Agreement and perform the transactions contemplated hereby; (d) Merchant is duly qualified to do business in each jurisdiction in which it conducts its business; (e) this Agreement is the legal and valid obligation of Merchant and each Owner, enforceable against Merchant and each Owner in accordance with its terms; (f) Merchant and each Owner is solvent, has not made an assignment for the benefit of creditors or filed in any court, pursuant to any statute of the United States or any state, a petition for bankruptcy or insolvency, or filed for reorganization or for the appointment of a receiver or trustee of all or a material portion of its property, and neither Merchant nor any Owner has reason to believe any involuntary bankruptcy action or order will be filed with respect to Merchant or any Owner; (g) all amounts due with respect to all Future Receivables are due in United States Dollars; (h) any taxes or fees relating to the Future Receivables or goods or services sold by Merchant are solely Merchant's responsibility; and (i) none of the historical credit card receivable data provided by Merchant to Company represents sales to a subsidiary, affiliate or parent company.

3. **Covenants of Merchant and Owners.** Merchant hereby covenants and agrees as follows: (a) to conduct its business and use the Purchase Price in the ordinary course of business consistent with past practice; (b) to exclusively use the Processor to process all of its credit card transactions; (c) not to take any action to discourage the use of credit cards or to permit any event to occur which could have an adverse effect on the use, acceptance or authorization of credit cards for the purchase of Merchant's services and products; (d) not to change its arrangements with Processor without the prior written consent of the Company; (e) not to permit any event to occur that could cause a diversion of any of Merchant's credit card transactions to another credit card processor or to another credit card network or association; (f) to comply with all of the terms and conditions imposed by the Processor and/or Bank, including, without limitation, pursuant to the Processor Agreement; (g) to provide the Company with at least ten (10) days' prior written notice of any event which would cause any of the information provided by Merchant to the Company in this Agreement, in the Merchant Information Sheet or otherwise to be untrue, incorrect or incomplete in any respect; (h) not to grant any lien on or security interest in, or sell, assign transfer, pledge or otherwise dispose of, any Future Receivables; (i) to comply with all laws, rules and regulations applicable to Merchant; and (j) not to sell, assign, assign, transfer, pledge or otherwise dispose of all or a substantial portion of its business or assets. In addition, Merchant covenants and agrees that each Future Receivable will (i) be based upon a bona fide sale and delivery of inventory or rendition of services made by Merchant in the ordinary course of business and (ii) represent a payment obligation for goods or services accepted by Merchant's customer of which such customer is obligated to pay the full amount without dispute, claim, offset, defense, deduction, rejection, recoupment, counterclaim or contra account. Each Owner covenants and agrees that such Owner will not sell, assign, transfer, pledge or otherwise encumber or dispose of its interest in Merchant.

4. **Credit Investigation.** Merchant and each Owner hereby authorize the Company and its agents and employees to investigate any references or any other statements of data provided by the Merchant or any Owner or obtained from or about the Merchant or any Owner for purposes of this Agreement. Company shall have the right to conduct during normal business hours and upon reasonable notice, an audit of the appropriate records of Merchant to verify Merchant's compliance with the terms and conditions of this Agreement.

Merchant Initials

KK

CONTINENTAL CAPITAL ADVANCE INC.

PHONE: (888) 258-3505 FAX: (888) 592-7374

5. **Security Interests.** Merchant hereby grants to the Company a lien on and security interest in all of Merchant's Future Receivables, whether now existing or hereafter arising, to secure Merchant's obligation to pay the Collection Amount, and this Agreement shall constitute a security agreement under the Uniform Commercial Code. Merchant hereby authorizes the Company to file such financing statements as the Company deems necessary to perfect the security interest granted by Merchant herein. Each Owner hereby grants to the Company a lien on and security interest in all of Owner's personal property and real property, together with all proceeds and substitutions of the foregoing, and whether now existing or hereafter arising, to secure Owner's guaranty of Merchant's obligations hereunder. Each Owner hereby authorizes the Company to file such financing statements as the Company deems necessary to perfect the security interest granted by Owner herein.

6. **Termination.** This Agreement shall terminate upon the indefeasible payment in full of the Collection Amount by the Merchant to the Company.

7. **Events of Default.** The occurrence of any of the following actions shall constitute an "Event of Default" hereunder: (a) Merchant or any Owner makes any assignment for the benefit of creditors, or a proceeding is commenced by or against Merchant or any Owner under any bankruptcy, insolvency or similar law seeking an order to adjudicate Merchant or such Owner bankrupt or insolvent or other relief with respect to Merchant's or such Owner's debts or seeking appointment of a receiver or similar official for Merchant or any Owner or any substantial part of Merchant's or any Owner's assets; (b) Merchant or any Owner becomes insolvent or admits in writing its inability to pay its debts as they become due; (c) Merchant or any Owner breaches any covenant and/or agreement set forth herein; (d) in the event of four (4) consecutive ACH rejects (e) in the event of one (1) ACH reject where Merchant requests its bank reject the ACH or (f) any representation or warranty of Merchant or any Owner shall have been false or misleading when made or at any time during term of this Agreement.

8. **Remedies.** Upon the occurrence of an Event of Default, the Company shall be entitled to exercise all rights available to it at law or in equity. In addition, upon the occurrence of an Event of Default, or if the Company believes itself insecure for any reason, including without limitation, the Future Receivables are less than Merchant's historical credit card receivables, the Company shall have the right, upon written notice to Merchant and the Processor, to unilaterally increase the Payment Percentage. Merchant hereby expressly authorizes the Processor to pay any increased Payment Percentage of Future Receivables to the Company upon receipt of such written notice, and further authorizes the Company to initiate one or more ACH debit transactions against Merchant's bank accounts for the unpaid Collection Amount, together with all fees, charges, costs and expenses (including reasonable attorneys' fees). Furthermore, after the occurrence of an Event of Default which is not waived by the Company, the Company shall have all of the rights and remedies of a secured party under Article 9 of the Uniform Commercial Code with respect to any other property or collateral in which the Company has a security interest. If notice of intended disposition of any such property or collateral is required by law, it is agreed that five days' notice constitutes reasonable notice. The net cash proceeds resulting from the exercise of any of the foregoing rights, after deducting all charges, costs and expenses (including reasonable attorneys' fees) will be applied by the Company to the payment of the unpaid Collection Amount and any other fees or amounts due from Merchant or any Owner to the Company, in such order as the Company may elect. Merchant and Owners pursuant to the Personal Guaranty set forth herein, remain liable to the Company for any deficiencies.

9. **Indemnification.** Merchant and each Owner (collectively "Indemnifying Party") hereby agree to jointly and severally indemnify, defend and hold harmless the Company and its members, managers, officers, employees and agents from and against any damage, claim, liability, costs and expenses (including, without limitation, reasonable attorneys' fees) they may suffer or incur as a result of (i) any failure by the Indemnifying Party or any employee, agent or affiliate of the Indemnifying Party to comply with the terms of this Agreement; (ii) any warranty or representation made by the Indemnifying Party being false or misleading; (iii) any representation or warranty made by the Indemnifying Party or any employee or agent of the Indemnifying Party to any third person other than as specifically authorized by this Agreement, (iv) negligence of the Indemnifying Party or its subcontractors, agents or employees, or (v) any alleged or actual violations by the Indemnifying Party or its subcontractors, employees or agents of any governmental laws, regulations or rules.

Merchant Initials

KK

CONTINENTAL CAPITAL ADVANCE INC.

PHONE: (888) 258-3505 FAX: (888) 592-7374

10. **Miscellaneous.**

(a) **Severability/Drafting.** If any provision of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable for any reason, the remaining provisions not so declared shall nevertheless continue in full force and effect, but shall be construed in a manner so as to effectuate the intent of this Agreement as a whole, notwithstanding such stricken provision or provisions. No provision of this Agreement shall be construed against any party merely because that party or counsel drafted or revised the provision in question. All parties have been advised and have had an opportunity to consult with legal counsel of their choosing regarding the force and effect of the terms set forth herein. This Agreement shall be deemed to be jointly prepared by the parties and therefore any ambiguity or uncertainty shall be interpreted accordingly.

(b) **Waiver.** No term or provision of this Agreement shall be deemed waived and no breach excused, unless such waiver or consent shall be in writing and signed by the party claimed to have waived or consented. Any consent by any party to, or waiver of, a breach by the other party, whether express or implied, shall not constitute a consent to, waiver of, or excuse for any different or subsequent breach.

(c) **Assignment.** This Agreement will bind and inure to the benefit of each party's permitted successors and assigns. Merchant may not assign this Agreement without the written consent of Company. Company may assign this Agreement in its sole discretion without the written consent of Merchant.

(d) **Amendments/Section Headings.** Except as otherwise provided in this Agreement, no provision of this Agreement may be amended, modified or waived except by a written agreement signed by both parties. The section headings contained in this Agreement are for convenient reference only, and shall not in any way affect the meaning or interpretation of this Agreement.

(e) **Notices.** All notices and other communications required or permitted under this Agreement shall be in writing and given by personal delivery, telecopy (confirmed by a mailed copy), or first class mail, postage prepaid, sent to the addresses set forth herein.

(f) **Counterparts/Facsimile Signatures.** This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, and such counterparts shall together constitute one and the same instrument. To expedite the process of entering into this Agreement, the parties acknowledge that Transmitted Copies of the Agreement will be equivalent to original documents until such time as original documents are completely executed and delivered. "Transmitted Copies" will mean copies that are reproduced or transmitted via photocopy, facsimile, pdf or other process of complete and accurate reproduction and transmission.

(g) **Entire Agreement; Binding Effect.** This Agreement, including all schedules, exhibits and attachments thereto, sets forth the entire agreement and understanding of the parties hereto in respect of the subject matter contained herein, and supersedes all prior agreements, promises, covenants, arrangements, communications, representations or warranties, whether oral or written, by any officer, partner, employee or representative of any party hereto. This Agreement shall be binding upon and shall inure only to the benefit of the parties hereto and their respective successors and assigns. Nothing in this Agreement, express or implied, is intended to confer or shall be deemed to confer upon any persons or entities not parties to this Agreement, any rights or remedies under or by reason of this Agreement.

(h) **Governing Law; Waiver of Jury Trial; Arbitration.** This Agreement will be governed by and construed in accordance with the laws of the State of New York without reference to conflict of law provisions. Any action, proceeding, arbitration or mediation relating to or arising from this Agreement must be brought, held, or otherwise occur in the federal judicial district that includes New York. PLEASE READ THIS PROVISION CAREFULLY. IT PROVIDES THAT ANY DISPUTE MAY BE RESOLVED BY BINDING ARBITRATION. ARBITRATION REPLACES THE RIGHT TO GO TO COURT, INCLUDING THE RIGHT TO A JURY AND THE RIGHT TO PARTICIPATE IN A CLASS ACTION OR SIMILAR PROCEEDING. Any claim, dispute or controversy ("Claim") by either you or us against the other, or against the employees, agents, parents, subsidiaries, affiliates, beneficiaries, agents or assigns of the other, arising from

Merchant Initials

KK

CONTINENTAL CAPITAL ADVANCE INC.

PHONE: (888) 258-3505 FAX: (888) 592-7374

or relating in any way to this Agreement or to our relationship, including Claims regarding the applicability of this arbitration clause or the validity of the entire Agreement, shall be resolved exclusively and finally by binding arbitration administered by the American Arbitration Association, under its Commercial Arbitration Rules in effect at the time the Claim is filed, except as otherwise provided below. All Claims are subject to arbitration, no matter what theory they are based on or what remedy they seek. This includes Claims based on contract, tort (including intentional tort), fraud, agency, your or our negligence, statutory or regulatory provisions, or any other sources of law. Claims and remedies sought as part of a class action, private attorney general or other representative action are subject to arbitration on an individual (non-class, non-representative) basis, and the arbitrator may award relief only on an individual (non-class, non-representative) basis. The arbitration will be conducted before a single arbitrator and will be limited solely to the Claim between you and us. The arbitration, or any portion of it, will not be consolidated with any other arbitration and will not be conducted on a class-wide or class action basis. If either party prevails in the arbitration of any Claim against the other, the non-prevailing party will reimburse the prevailing party for any fees it paid to the American Arbitration Association in connection with the arbitration, as well as for any reasonable attorneys' fees incurred by the prevailing party in connection with such arbitration. Any decision rendered in such arbitration proceedings will be final and binding on the parties, and judgment may be entered in a court of competent jurisdiction. Any arbitration hearing at which you appear will take place at a location within the federal judicial district that includes New York. This arbitration agreement applies to all Claims now in existence or that may arise in the future. Nothing in this Agreement shall be construed to prevent any party's use of (or advancement of any Claims, defenses or offsets in) bankruptcy or repossession, replevin, judicial foreclosure or any other prejudgment or provisional remedy relating to any collateral, security or other property interests for contractual debts now or hereafter owed by either party to the other. IN THE ABSENCE OF THIS ARBITRATION AGREEMENT, YOU, COMPANY AND BANK MAY OTHERWISE HAVE HAD A RIGHT OR OPPORTUNITY TO LITIGATE CLAIMS THROUGH A COURT BEFORE A JUDGE OR A JURY, AND/OR TO PARTICIPATE OR BE REPRESENTED IN LITIGATION FILED IN COURT BY OTHERS (INCLUDING CLASS ACTIONS), BUT EXCEPT AS OTHERWISE PROVIDED ABOVE, THOSE RIGHTS, INCLUDING ANY RIGHT TO A JURY TRIAL, ARE WAIVED AND ALL CLAIMS MUST NOW BE RESOLVED THROUGH ARBITRATION.

(i) **Attorney's Fees.** Should suit or arbitration be brought to enforce or interpret any part of this Agreement, the prevailing party shall be entitled to recover its reasonable attorneys' fees and costs, including expert witness fees and fees on any appeal.

(j) **Guaranty.** Merchant and the Owners (collectively, "Guarantors") hereby jointly and severally guarantee indefeasible payment and performance of all obligations (the "Obligations") of Merchant and Owners under this Agreement, as hereafter amended. Guarantors' obligations under this section are independent of Merchant's and Owners' obligations, and a separate action may be brought against Guarantors, whether or not Merchant or Owners be joined in such action. Guarantors authorize Company, without notice, from time to time and without affecting Guarantors' liability, to modify the Obligations. Guarantors waive: any right to require Company to proceed against a Guarantor or pursue any other remedy; any defense arising by reason of any disability or other defense of Merchant or any principal, or cessation from any cause of Merchant's or any principal's liability; any claim that Guarantors' obligations exceed Merchant's or any principal's; until the Obligations have been paid and performed in full, all rights of subrogation and contribution; and any right to enforce any remedy of Company against Merchant or any Owner. Guarantors acknowledge that Guarantors shall have sole responsibility for obtaining from Merchant and Owners information concerning their financial condition. Guarantors agree to pay all attorneys' fees and other costs incurred in enforcing this section or the Obligations.

Merchant Initials

KK

CONTINENTAL CAPITAL ADVANCE INC.

PHONE: (888) 258-3505 FAX: (888) 592-7374

(k) Sale. The Purchase Price paid by Company reflects a purchase of the Future Receivables and is not intended to be nor shall it be construed as a loan from Company to Merchant. In addition, Merchant agrees to be responsible for any sales or excise taxes (or other related tax) arising out of the transactions contemplated by this Agreement, and will indemnify Company for any liabilities, fees, costs, taxes or otherwise arising from such liability.

(l) Survival. All representations, covenants and warranties shall survive the execution of this Agreement, and sections 1, 2, 3, 4, 5, 8, 9 and 10 shall survive termination of this Agreement.

IN WITNESS THEREOF, this Agreement has been duly executed by the parties hereto, effective as of the date and year first above written.

Continental Capital Advance, Inc.	Merchant
	Name: KEN'S CUSTOM UPHOLSTERY IN
By: KEN KOVIE	Address: 8005 W 183rd ST SUITE E
Name/Title: PRESIDENT	TINLEY PARK IL 60487
	Signature: Ken Kovie
	Signatory's Name: KEN KOVIE
	Title: PRESIDENT

Merchant Initials: KK

CONTINENTAL CAPITAL ADVANCE INC.

PHONE: (888) 258-3505 FAX: (888) 592-7374

The undersigned Owner(s) (collectively, "Guarantor"), who are the owners of the Merchant, hereby jointly and severally unconditionally and irrevocably guarantee to the performance by the Merchant of sections 2 and 3 of this Agreement (the obligations of those sections are collectively referred to herein as the "Guaranteed Obligations") and the immediate payment of all monies owed to Company by Merchant under the Agreement in the event of breach of the Guaranteed Obligations by Merchant, whether or not the Guaranteed Obligations are found to be invalid, illegal or unenforceable, this being a guaranty of payment and not a guaranty of collection. This Guaranty shall remain in full force and effect notwithstanding the fact that, at any particular time, no Guaranteed Obligations may be outstanding. All of the terms of Section 10 of the above Agreement, including Owner's agreement that the exclusive jurisdiction for all disputes arising out of this Guaranty shall be New York, are hereby incorporated herein by reference except that reference to "Agreement" in such Sections shall mean this Guaranty. GUARANTOR WAIVES ANY AND ALL SURETYSHIP DEFENSES, WHETHER ARISING BY CONTRACT, STATUTE OR BY OPERATION OF LAW. Guarantor agrees to pay all costs and expenses, including reasonable attorneys' fees incurred by Company, to enforce the provisions of this Guaranty, as determined by the court. In addition, each Guarantor agrees to pay on demand all damages incurred by Company arising out of a breach of any of the Merchant covenants of Merchant that are listed above, without limitation, the full amount of all monetary obligations owed by Merchant to Company under the Agreement. Guarantor waives all protection afforded it under New York law or other applicable law and any related rights to revoke this Guaranty as to future Guaranteed Obligations.

"Owner"

Name: KEN KOVIE

SSN#: 722 - 44 - 8807

Signature: Ken Kovie

Merchant Initials: KK

CONTINENTAL CAPITAL ADVANCE INC.
PHONE: (888) 258-3505 FAX: (888) 592-7374

Dear Merchant,

RIR HOLDING CORP.

ELECTRONIC FUNDS TRANSFER AUTHORIZATION FORM

Yes, I would like to take advantage of the security and convenience of electronic-funds-transfer Scheduled or periodic payments. As a duly authorized check signer on the financial institution Account identified herein, I authorize RIR HOLDING CORP. To perform scheduled or periodic Electronic-funds-transfer debits from the BMO HARRIS BANK bank account Account identified herein for payments due or, when applicable, to apply electronic funds transfer Credits to same.
Furthermore, if any such electronic debit(s) should be returned as NSF, I authorize RIR HOLDING CORP. to collect such debit(s) by electronic debit and to subsequently collect a returned debit Item fee of $35.00 per item by electronic debit from the Ken's Custom Upholstery Inc. Bank account account identified herein.
For accounting purposes, all electronic debits will be reflected in the monthly bank statement that Corresponds with the financial institution account identified herein.

I understand and authorize all of the above as evidenced by my signature below.

AUTHORIZING SIGNATURE: x Ken Kovic

Name of Bank: BMO HARRIS BANK

Transit/ABA # 071025661

Account # 4804546251

Bank portal website: BMO HARRIS BANK

Username: KEN UPH 22

Password: JUDYCT 22

Security Question / Answer 1: MOTHERS MAIDEN NAME BAIO

Security Question / Answer 2: FIRST PET LUCKY

Security Question / Answer 3: OLDEST CHILD KELLY

Signature Ken Kovic Date: 09-10-2014 Notary [signature]

Merchant Initials KK

CONTINENTAL CAPITAL ADVANCE INC.

PHONE: (888) 258-3505 FAX: (888) 592-7374

THE FEE STRUCTURE:

A. **Origination Fee: 2.5% Covers** - Everything and Related Expenses.

B. **ACH PROGRAM FEE: $245.00** - ACH debits are labor intensive and are not an automated process requires us to charge this fee to cover cost.

C. **NSF FEE (STANDARD): $35.00 EACH** - Up to Four times only before a default fee Declared.

D. **REJECTED ACH: $100.00** – When the merchant directs his or hers bank to rejects our Ach withdrawal.

E. **BANK CHANGE FEE: $50.00** – When the merchant requires a change of the accounts to be debited, Requiring fast business funding to reconfigure the ACH Collection.

F. **BLOCKED ACCOUNT: $2,500** – When the merchant BLOCKS account from our ACH Debit which places them in Default (per Contract).

G. **DEFAULT FEE: $2,500** – When the merchant changes bank accounts cutting us off from collections.

H. **WIRE FEE: $35.00** – Money received the same day.

I. **ACH FEE: $15.00** – Money received the next day.

Merchant Initials

KK

STATE OF Illinois)
)ss:
COUNTY OF Will)

Ken Kovie,, being duly sworn, deposes and says:

That deponent is the OFFICER of **Ken's Custom Upholstery Inc.** a Illinois CORPORATION and is duly authorized to make this affidavit on behalf of the corporate defendant and further makes this affidavit as the defendant in his/her individual capacity (hereinafter collectively "the Defendants") herein.

This confession of judgment is for a debt justly due to the Plaintiff arising from the following facts:

The Defendant's failure to pay monies due and owing plaintiff pursuant to MERCHANT AGREEMENT and SECURITY AGREEMENT ("Agreements") dated September 10, 2014 by and between CONTINENTAL CAPITAL ADVANCE INC and **Ken's Custom Upholstery Inc.** AND Ken Kovie. The Defendant(s) hereby confess (es) judgment herein and authorizes entry thereof against Defendant(s) in the sum of $36,800, crediting Defendant(s) with any payments made pursuant to the Agreements upon the issuance of an Execution.

Defendant **Ken's Custom Upholstery Inc.** resides AT 8005 183rd St Ste E Tinley Park IL 60487 in the County of Cook, State of Illinois.

Defendant Ken Kovie resides at 19533 Forestdale Ct Mokena IL 60487, in the County of Will, State of IL 1. Defendant(s) authorizes entry of judgment in New York County, New York.

A faxed copy or other electronic copy of the within AFFIDAVIT OF CONFESSION OF JUDGMENT shall be deemed for all intents and purposes as an original.

Ken's Custom Upholstery Inc.
By: Ken Kovie
OFFICER/OWNER
By: KEN KOVIE
KEN KOVIE

STATE OF Illinois, COUNTY OF Will ss.:

On this, the 10th day of September 2014, before me personally came Ken Kovie, personally known to me, who being by me duly sworn did depose and say that he/she/they is (are) the President of Ken's Custom Upholstery Inc the corporation described in and which executed the above instrument, and that he/she/they acknowledged that he/she/they executed the above instrument by authority of the board of directors of said corporation.

Notary Public

STATE OF Illinois, COUNTY OF Will ss.:

On this, the 10th day of September 2014, before me personally came Ken Kovie, personally known to me, who being by me duly sworn did depose and say that he/she/they executed the above instrument

Patrycja Przybylski
Notary

OFFICIAL SEAL
PATRYCJA PRZYBYLSKI
NOTARY PUBLIC - STATE OF ILLINOIS
MY COMMISSION EXPIRES:04/03/16

CONTINENTAL CAPITAL ADVANCE INC.
PHONE: (888) 258-3505 FAX: (888) 592-7374

THE FEE STRUCTURE:

A. **Origination Fee: 2.5%** Covers - Everything and Related Expenses.

B. **ACH PROGRAM FEE: $45.00** - ACH debits are labor intensive and are not an automated process requires us to charge this fee to cover cost.

C. **NSF FEE (STANDARD): $35.00 EACH** - Up to Four times only before a default fee Declared.

D. **REJECTED ACH: $100.00** – When the merchant directs his or hers bank to rejects our Ach withdrawal.

E. **BANK CHANGE FEE: $50.00** – When the merchant requires a change of the accounts to be debited, Requiring fast business funding to reconfigure the ACH Collection.

F. **BLOCKED ACCOUNT: $2,500** – When the merchant BLOCKS account from our ACH Debit which places them in Default (per Contract).

G. **DEFAULT FEE: $2,500** – When the merchant changes bank accounts cutting us off from collections.

H. **WIRE FEE: $35.00** – Money received the same day.

I. **ACH FEE: $15.00** – Money received the next day.

Merchant Initials
KK